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                                                                (214) 855-7580


                                  July 30, 1997



IWL Communications, Incorporated
12000 Aerospace Avenue, Suite 200
Houston, Texas  77034

     Re: Registration of up to 560,614 shares of Common Stock, par value $.01 per share, pursuant to a Registration Statement on Form S-8

Gentlemen:

     At the request of IWL Communications, Incorporated, a Texas corporation (the "Company"), this opinion is being furnished to the Company for filing as
Exhibit 5.1 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to up to 560,614 shares (the "Shares") of the Common Stock, par value $.01 per share, of the Company that may be issued by the Company from time to time (i) to participants in the IWL Communications, Incorporated Employee Incentive Stock Option Plan (the "Incentive Stock Option Plan") pursuant to the provisions of the Incentive Stock Option Plan, (ii) to participants in the IWL Communications, Incorporated 1997 Stock Option Plan (the "1997 Stock Option Plan") pursuant to the provisions of the 1997 Stock Option Plan, and (iii) to participants in the IWL Communications, Incorporated 1997 Director Stock Option Plan (the "1997 Director Stock Option Plan") pursuant to the provisions of the 1997 Director Stock Option Plan.

     In our capacity as counsel to the Company and for the purpose of rendering the opinions hereinafter expressed, we have relied solely upon the documents, certificates and other items described on EXHIBIT A attached hereto and have made no other investigation or inquiry.

     This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith. The general qualifications of the Accord apply to all of the opinions set forth herein.

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IWL Communications, Incorporated
July 30, 1997
Page 2


     Based solely upon the foregoing, and subject to the qualifications, limitations, and assumptions set forth in the Accord and set forth below, we are of the opinion that the Shares that may be issued and sold pursuant to the Incentive Stock Option Plan, the 1997 Stock Option Plan, and the 1997 Director Stock Option Plan and, where required, authorized forms of agreements evidencing the grant of stock options thereunder will be, when issued and sold in accordance with the Incentive Stock Option Plan, the 1997 Stock Option Plan, and the 1997 Director Stock Option Plan, as the case may be, and such authorized forms of stock option agreements and for a consideration at least equal to the par value of such Shares, duly authorized and validly issued, fully paid, and nonassessable.

     For purposes of rendering the above opinion, we have assumed with respect to shares of Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof in excess of the par value thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's Amended and Restated Articles of Incorporation then in effect, (iii) compliance with the terms of any agreement entered into in connection with any options or shares of Common Stock issued under the Incentive Stock Option Plan, the 1997 Stock Option Plan, and the 1997 Director Stock Option Plan, and (iv) that no change occurs in the applicable law or the pertinent facts.

     The opinion set forth above is limited to the substantive laws of the State of Texas and no opinion is expressed herein as to matters governed by any other law.

     This opinion is rendered solely to you in connection with the foregoing matters. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and also to the use of our name in the Registration Statement and the prospectus that is deemed to be a part thereof under the caption "Legal Matters" as having passed upon certain legal matters in connection with the Shares. By so consenting, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                       Very truly yours,

                                       MUNSCH HARDT KOPF HARR & DINAN, P.C.


                                       By: /s/ Mark A. Kopidlansky
                                           ------------------------------------
                                           Mark A. Kopidlansky

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                                    EXHIBIT A


1. Amended and Restated Articles of Incorporation of the Company, as certified by the Secretary of State of Texas on July 23, 1997.

2.   Amended and Restated Bylaws of the Company.

3. Certificate of Existence for the Company issued by the Secretary of State of Texas on July 23, 1997.

4. Certificate of Good Standing for the Company issued by the Comptroller of Public Accounts of the State of Texas on July 23, 1997.

5. The Incentive Stock Option Plan, together with authorized forms of agreements evidencing the grant of stock options thereunder.

6. The 1997 Stock Option Plan, together with authorized forms of agreements evidencing the grant of stock options thereunder.

7. The 1997 Director Stock Option Plan, together with authorized forms of agreement evidencing the grant of stock options thereunder.

8. Officer's Certificate, dated the date hereof, executed by the President and Secretary of the Company certifying, among other things, (i) the resolutions pursuant to which the Incentive Stock Option Plan, the 1997 Stock Option Plan, and the 1997 Director Stock Option Plan were adopted by the directors and shareholders of the Company and pursuant to which shares to be issued pursuant to such plans were reserved for issuance by the Company's board of directors, (ii) the Amended and Restated Articles of Incorporation and Bylaws of the Company, (iii) the Incentive Stock Option Plan, the 1997 Stock Option Plan and the 1997 Director Stock Option Plan, together with authorized forms of agreements evidencing the grant of stock options thereunder, and (iv) the authorized Common Stock, the number of issued and outstanding shares of Common Stock of the Company, and the number of shares of Common Stock reserved for issuance by the Company under such plans.

9. Telephone confirmation by the Secretary of State of Texas on the date hereof that the Company is validly existing and in good standing under the laws of the State of Texas.

10. Telephone confirmation by the Comptroller of Public Accounts of the State of Texas on the date hereof that the Company is in good standing under the laws of the State of Texas.